Exhibit 99.3

CORPORATE PARTICIPANTS

Robert Bennett, Chairman and Chief Executive Officer, LightJump Acquisition Corp.

Kyle P. Bransfield, Chief Executive Officer and Co-Founder, Union Acquisition Group

Federico Trucco, Chief Executive Officer, Bioceres Group

Gastón Paladini, Chief Executive Officer and Co-Founder, Moolec Science

Amit Dhingra, Chief Science Officer, Moolec Science

José López Lecube, Chief Financial Officer, Moolec Science

PRESENTATION

Robert Bennett

Hi, this is Robert Bennett from LightJump Acquisition Corp. I’d like to introduce our presenters.

Myself, I am the sponsor from LightJump Acquisition Corp, the SPAC that is sponsoring the transaction. I’m Chairman and CEO. We also have Kyle Bransfield, CEO and Co-Founder of Union Acquisition Group; Federico Trucco, CEO of Bioceres Group; Gastón Paladini, CEO and Co-Founder of Moolec Science; José López Lecube, CFO of Moolec Science; and Amit Dhingra, CSO of Moolec Science.

Moving to Chart 39, I’m Robert Bennett the CEO of LightJump Acquisition Corp SPAC. We are a SPAC trading on the Nasdaq with $138 million in the trust. We’re a team of entrepreneurs, venture, and private equity professionals, and have a talented group of independent directors with public company experience.

Moving to Chart 40, when we raised our IPO round, our four pillars of investment thesis presented to our SPAC investors included what we feel is the most important pillar; that of finding a company that was truly a category creator. We define this as a Company with very large market opportunity, defensible moats, and a unique and differentiated business model.

We were excited to be presented the opportunity that Moolec Science offers. We see an unsustainable future of feeding the growing human population, with the highly inefficient cycle of animal slaughter. Moolec Science develops real animal proteins in plants using molecular farming, a scalable, cost effective, and resource efficient technology.

The Company is pioneering the future of alternative-protein ingredient production through a cost efficient, environmentally friendly, and humane approach by growing them in common grow crops like soybeans and peas, and they are supported by a highly respected agtech company, Bioceres. We feel that Moolec Science offers a highly unique category creator opportunity to the public markets.

One of Moolec Science's key partners is Union Acquisition Group. I’m pleased to introduce Kyle Bransfield who will be discussing Unions unique role in the transaction.

Kyle P. Bransfield

Thanks, Bob.

This is Kyle Bransfield, the Founder of Union Acquisition Group. We are a global, public, and private markets investor, and a repeat SPAC sponsor. Our first business combination was with Bioceres Crop Solutions, and so we are intimately aware of Moolec and all of its strengths in the public market.

We have deep expertise in agriculture, agtech, technology, food tech, and wellness. As I mentioned, we’re a repeat SPAC sponsor, but we’re also active in the public markets with regard to managing SPAC portfolios.

We have a proven track record. Bioceres is a top performer in de-SPACs (phon) over the past five years, with a trading stock price of about $14, and a consensus analyst price target of approximately $25, representing the potential upside of about 250% above our initial valuation and our business combination.

We are tremendously excited about the opportunity to take Moolec public. It’s a business that we’ve been involved with for many, many years. I’m a Board member of Bioceres Crop Solutions, and have tracked the development of the asset since I joined the Board during the de-SPAC of Union Acquisition Corp.

We are thrilled to be a part of a business that is a category creator in the public markets. We think there is a tremendous opportunity to develop an asset that changes the world and provides a sustainable solution to the food security globally.

I’d like to pass it off to Federico Trucco. Thank you.

Federico Trucco

Thanks, Kyle, and hello to everyone.

I am Federico Trucco, CEO of Bioceres, a company that we like to introduce as an ecosystem builder in the life sciences.

Bioceres dates to 2001, when a group of 23 friends, all innovative farmers, got together to finance technologies for agriculture that were not being advanced by industry leaders. Among these founding farmers was my father, a champion of the conservation agriculture movement in Latin America. I joined the group back in 2005 as a research leader, being myself, a biochemist trained in crop sciences, and have been in my current position of Group CEO since 2011.

Bioceres’ mission is about originating high impact technologies in four different verticals: agtech, food tech, bio-materials, and precision wellness and health.

Our most advanced company is called Bioceres Crop Solutions, which is today listed under the BIOX ticker in Nasdaq. Like Moolec today, and as referenced by Kyle, BIOX was listed via a SPAC combination process.

BIOX’s mission is to develop and bring to market technologies to help agriculture transition towards carbon neutrality. How can we produce more with less? Increasing productivity is key to the preservation of environmental resources. In this quest, we have developed unique technologies for drought tolerance and nutrient use efficiencies in major crops.

Now, preserving resources is not just about the sustainable intensification of agriculture. It is also about doing more with what is currently produced, and here is where molecular farming is key.

If, as being done by Moolec, in the soybeans we produce, we can already partition organic carbon into animal proteins, and in doing so avoid animal intermediation, then we can meaningfully re-shape food production systems, preserving natural resources while improving the affordability of animal-protein dietary needs.

Bob?

Robert Bennett

Thanks, Federico.

Moving to Chart 4. From a transaction overview perspective, Moolec will be rolling 100% of their equity into the transaction valued at a $325 million enterprise value, assuming no redemptions, going forward proforma equity value of the enterprise will be $504 million, of which existing Moolec Science shareholders will receive 65% of the equity.

Moving to Chart 5. This slide models various redemption scenarios of the transaction. Of note is that the Moolec Science controlling shareholder group has entered into a $10 million cash backstop agreement with LightJump that will be drawn upon in a high redemption situation. This is further evidence of the supportive nature of Moolec Science’s shareholders and gives LightJump a high comfort level in the transaction.

I’d like to introduce Gastón Paladini, the CEO, to tell the story of Moolec Science.

Gastón Paladini

Thank you, Bob, Kyle, and Federico. I am Gastón Paladini, CEO and Founder of Moolec Science.

Moving on to Chart 11 now. Let me start by giving a quick overview of the present context.

Organizations agree that the population is expected to grow up to 10 billion people in 2050. If that´s the case, current crop production would need to double to support the demand, mainly because of a feed to food conversion efficiency. To add on top of that, we are facing a global food security issue, triggered by COVID, inflation, and the Ukraine-Russia war.

We can’t keep producing animal-based food the way we have been producing it for the last couple of decades because it’s far from being sustainable and planet-friendly. At the same time, it’s undeniable that consumers, especially new generations, are shifting and demanding nutritious food, but without animals, conscious of animal welfare.

As shown on Chart 14 now, to overcome many of the problems I pointed out, the new alternative protein industry emerged as a solution; but the main challenge this new food industry faces is to reach parity with animal-based food. We need the same taste, the same texture, and the same mouth experience. We need to match nutritional values, and the scale and cost that the markets needs.

If we want to move the needle here, we need to create delicious and nutritious food affordable for everyone, and not just for the people in wealthy countries.

As displayed on Chart 15 now, you can see that this new food industry is using different technologies and ingredients, based on plants from one side, and laboratories from the other side, utilizing science to replicate animal cells and proteins.

Plant-based is currently the fastest growing segment. It offers scalability compared to other technologies; however, their main challenges rely on achieving better taste, texture, and nutritional values compared to what other technologies offer.

Fermentation and cultured meat are the two other technologies. Their main upside is replicating animal proteins and cells by the use of science, with the main challenge on achieving scalability and competitive costs.

We expect that using molecular farming can provide additional scalability and more competitive costs when compared to other technologies. We understand that our technology can help overcome the three main challenges just by combining the best of each technology. The efficiency and the scalability of plants with the taste and nutrition of real animal proteins.

Moolec is a category creator, by primarily focusing on molecular farming, the fourth technological pillar in AltPro.

To better explain our tech, I give the floor now to our Chief Science Officer, Amit Dhingra. Amit, all yours.

Amit Dhingra

Greetings. This is Amit Dhingra. I’m the Chief Science Officer in Moolec Science.

Referring to Chart 17, it is commonly agreed that 40% of the cropland today is used to produce feed for the animals, which will then feed us.

Our molecular farming platform allows us to make a tweak in the traditional agriculture value chain, solving the inefficiency in feed to food conversion.

We take the animal out of the equation by genetically engineering only the DNA or the gene of the desired animal protein inside the seeds of the main plants used in the food industry today.

Then we grow the crops, retaining the native proteins of the plants but with the addition of these animal proteins, we develop ingredients that directly go to make the foods that we love and enjoy.

I have been engineering plants since the last two decades. The technology of genetic engineering is very mature and has already been proven in other industries, such as pharma and AgriTech. It is important to note that Moolec is a pioneer in engineering alternative proteins for food.

Referencing to Chart 18, molecular farming is a technology where plants are genetically engineered to produce proteins of interest in a sustainable, scalable, and most critically, in an affordable way.

With this technological platform we can use plants as large-scale factories, using the natural power of photosynthesis, (inaudible) sun, water, and soil, has lowered the use of expensive infrastructure and resources.

Also, we can save purification costs by strategically selecting the right combination of the target crop and the designed animal protein in the hybrid product.

Finally, we can reach economies of scale by using low input and high-tech traditional farming which is an infrastructure that exists globally.

This approach is very near and dear to my heart since I grew up during the first green revolution in the 70s when the world needed subsistence. Today, in addition to subsistence, we need nutritious, best quality food grown in a sustainable, scalable, and cost-effective manner.

Over to Gastón.

Gastón Paladini

Thank you, Amit.

Following now to Chart 22, I would like to point out that Moolec has solid foundations. We are a spin-off from Bioceres Group, a leading agricultural biotech holding that Federico Trucco leads. Bioceres applies science for achieving a more sustainable agriculture.

Leveraging on its vision, we made a roll out of patents, assets, approvals, and a team, and we combined all of these with a newly formed management and scientific team to focus on alternative proteins.

Moving now to Chart 23, you can see the pathway we have been building up to now. It took us more than 10 years, in predecessor companies, to build our technological platform.

A proof of concept was achieved, the first bovine protein produced in a plant for the food industry: a plant-based cheese ingredient with safflower seeds. It went through laboratories to pilot facility, regulatory approvals, patents, industrial scale, and commercialization of this cheese ingredient.

Later on, the spinoff became a reality to focus on alternative proteins, and to transfer and scale our technology to others targeted animal proteins in different food crops for a much bigger total addressable market opportunity.

After all of these, Moolec is ready. We are expected to be the first molecular farming food company to be listed on Nasdaq Exchange.

I pass the post now to our Chief Financial Officer, José Lopez Lecube. José, all yours.

José López Lecube

Thank you, Gastón.

We would like to discuss now the very large opportunity we have ahead of us and how we will address it. Going back to Chart 13, you can see that Moolec’s technology and products address the alternative protein sector. This is a very large opportunity with an approximate global TAM of $40 billion measured in retail prices.

In the years to come, this market is expected to grow rapidly based on fundamental changes in consumer behavior seeking for a more sustainable food system. This projected trend could result in a total addressable market of around $300 billion by 2035.

We have a high conviction that our disruptive technology and our pipeline of products position us in a unique spot to take advantage of this long-term market trend.

Moving on now to Chart 27. In order to capitalize on the opportunity we have ahead of us, we have developed a go-to market strategy with a clear focus on B2B.

Although the end consumer is the main driver of changes to the current food system, we see that there is an underserved market of food producers looking for better ingredients.

Moolec's business model, simply put, consists of selling animal-free ingredients with unique characteristics to food producers and consumer packaged good companies. Our product’s unique technology will facilitate the production of animal-free products with better taste, texture, and nutritional values in an affordable manner.

In order to maintain an asset-light approach, we will outsource the production of crops to growers. Also, we will rely on third-party industrial capacity for downstream. This will allow us to focus on IP generation and commercial traction.

Over to you, Amit.

Amit Dhingra

Thank you, José.

As displayed on Chart 28, I will share our product portfolio with you. It’s composed of enhanced plant-based ingredients with the animal proteins inside.

Moolec also has a nutritional oil to complete its business lineup. It’s a circular model which promotes different strategies to optimize our operations.

We currently have four products included in the portfolio.

The first one is a proof of concept which is a plant-based chymosin. Chymosin is a key ingredient required for the clotting step during production of cheese.

The second one is the GLA, or the gamma linolenic acid. It’s an oil needed for enriching food, pet food, and nutraceutical products.

Finally, our two meat replacement products. These are plant-based porcine and bovine proteins embedded within the matrix of native soy and pea proteins to enhance alternative meat products in terms of taste, color, and nutritional values. We are using soy and pea as the main meat substitutes for plant-based meat alternative markets. We’re using soy and pea as the main hosts for these proteins because these are the main meat substitutes for plant-based meat alternative markets. Imagine the scale of disruption we will create with the animal proteins inside these two proteinaceous crops.

It is important to note here that this approach represents a technology platform where we can engineer any number of food-related animal proteins in desired target plants

Referring to Chart 35, I’m excited to share some of the key milestones we’ve achieved over the last 12 months.

Our soybean project has progressed to the first generation of genetically engineered seeds. This means that we have seeds with the genes for animal-protein in them.

For the safflower product, we are currently scaling up our GLA oil containing safflower seeds. They are currently being multiplied in the U.S.

We are also in conversations with the FDA to achieve GRAS notification for chymosin in the U.S. market. Further, we are forging ahead to merge the chymosin and GLA traits in the same safflower seed by traditional breeding. We are making crosses between the two lines.

Very excited that we have finalized a strategic partnership with Grupo Insud, which is a global pharmaceutical leader for R&D in the ingredients space.

Over to José.

José López Lecube

Thank you, Amit.

Continuing with Chart 29, our expertise in engineering plants is continuously advancing and generating new animal protein expressions in new crops.

In terms of pipeline, we can classify our efforts into projects which are in an incubation mode and projects that have already passed this initial stage.

This current chart summarizes the different go-to-market strategy for those projects that have already passed the initial incubation mode and have a clear R&D, regulatory, and commercialization pathway.

Today, our plant-based chymosin and GLA oils have already achieved regulatory approval and are in a scale-up stage. We are currently building safflower seed inventories in the U.S. and South America to generate sufficient seed stock to move on to the production stage.

In terms of our meat products, we have invested a significant amount of time and resources in selecting the correct proteins to be expressed in the most efficient crop. We are now in a greenhouse stage, focusing efforts to move on to prototyping.

Now, over to you, Gastón, for final remarks.

Gastón Paladini

Thank you, José.

Last but not least, I would like to go back to Chart 24 to point out that all of this was, and is, possible because we have a world-class team.

Moolec has top PhDs and professionals that come from all over the world in line with our global ambitions and targeted footprint. Besides José and Amit, Moolec is a reality because of Henk Hoogenkamp, Martín Salinas, Catalina Jones, David Heron, Bruce Williamson, and Vivek Narisetty, with experience in molecular farming, sustainability, food tech, agribusiness, and science.

This diversity, while making no compromise on the talent level, allows us to have a flexible and dynamic culture of work to achieve our goals and purposes.

Now, to wrap-up, on Chart 37, a final note. Proteins are essential for human life. To feed 10 billion people in 2050, we need to work on affordability. In Moolec, our efforts are for the 90% of people that will need to eat, and not just for the 10% that could afford and choose what to eat. Let's empower science in food for the good of the planet.

Thank you.